UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2017

Walter Investment Management Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on October 20, 2017, Walter Investment Management Corp. (“WIMC” or the “Company”) entered into (i) an Amended and Restated Restructuring Support Agreement (as amended, the “Term Lender RSA”) with lenders holding, as of October 20, 2017, more than 48% of the loans and commitments outstanding (the “Term Loans”) under that certain Amended and Restated Credit Agreement, dated as of December 19, 2013, by and among the Company, as the borrower, Credit Suisse AG, as administrative agent, and the lenders party thereto, and (ii) a Restructuring Support Agreement (the “Senior Noteholder RSA”, and together with the Term Lender RSA, the “RSAs”) with senior unsecured noteholders holding, as of October 20, 2017, more than 50% of the Company’s 7.875% senior unsecured notes due 2021 (the “Senior Notes”) outstanding under that certain Indenture, dated as of December 17, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, the guarantors party thereto, and Wilmington Savings Fund Society, FSB, a national banking association, as successor trustee. As set forth in each RSA, WIMC and the consenting creditors have agreed to the principal terms of a financial restructuring of WIMC to be implemented through a chapter 11 proceeding consistent with the terms and subject to the conditions set forth in the RSAs (the “Restructuring”). As previously disclosed, as of October 25, 2017, holders of approximately 89% of the Term Loans are parties to the Term Lender RSA and approximately 71% of the Senior Notes are parties to the Senior Noteholder RSA. Accordingly, pursuant to the terms of the RSAs, the Support Effective Date as defined in the RSAs occurred on October 25, 2017.

Barclays Limited Waivers

On October 20, 2017, Reverse Mortgage Solutions, Inc., a wholly owned, indirect subsidiary of WIMC (“RMS”), RMS REO BRC, LLC, a wholly owned subsidiary of RMS (together with RMS, the “RMS Parties”), and WIMC entered into a limited waiver (the “Barclays-RMS Waiver”) with respect to that certain Amended and Restated Master Repurchase Agreement, dated May 22, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Barclays-RMS Facility”) by and between the RMS Parties, as sellers, and Barclays Bank PLC, as purchaser and agent (“Barclays”).

Also on October 20, 2017, Ditech Financial LLC (“Ditech”), a wholly owned, indirect subsidiary of WIMC, and WIMC entered into a limited waiver (together with the Barclays-RMS Waiver, the “Barclays Waivers”), with respect to that certain Amended and Restated Master Repurchase Agreement, dated as of April 23, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Barclays-Ditech Facility”) by and between Ditech, as seller, and Barclays, as purchaser and agent.

Pursuant to the applicable Barclays Waiver, Barclays has agreed that, subject to certain conditions, there will be no default, event of default, termination event, amortization event or similar event under the Barclays-RMS Facility and the Barclays-Ditech Facility, as applicable, and in each case certain other related documents, arising from certain actions that WIMC may take in connection with the Restructuring, including entering into the RSAs, any actions taken by WIMC which are expressly required under the RSAs, and other actions expressly specified in the Barclays Waivers.

Pursuant to the applicable Barclays Waiver, the RMS Parties or Ditech, as applicable, and in each case WIMC and Barclays, have also agreed, subject to certain terms and conditions, that Barclays will be given the opportunity to participate as a co-lender of the contemplated financing in connection with the Restructuring, or will be entitled to receive an agreed upon fee from WIMC, the RMS Parties and/or Ditech, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walter Investment Management Corp.

Date: October 26, 2017	By:	/s/ John J. Haas
John J. Haas, General Counsel, Chief Legal Officer and Secretary

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